UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 19, 2013

MGIC Investment Corporation
(Exact Name of Registrant as Specified in Its Charter)

Wisconsin
(State or Other Jurisdiction of Incorporation)

1-10816	39-1486475
(Commission File Number)	(IRS Employer Identification No.)

MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI	53202
(Address of Principal Executive Offices)	(Zip Code)

(414) 347-6480
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

As previously reported, Mortgage Guaranty Insurance Corporation (“MGIC”), the Company’s principal subsidiary, has been involved in legal proceedings since 2009 with Countrywide Home Loans, Inc. (“CHL”) and its affiliate, Bank of America, N.A., as successor to Countrywide Home Loans Servicing LP (“BANA” and collectively with CHL, “Countrywide”) in which Countrywide alleged that MGIC refused to pay valid mortgage insurance claims. The Company estimates that from January 1, 2008 through December 31, 2012, rescissions and denials of coverage on CHL-related loans reduced the amount that the Company would have paid in claims on the order of $445 million. In addition, MGIC voluntarily suspended rescissions as of November 1, 2011 in connection with a mediation of the dispute with Countrywide. As of December 31, 2012, this suspension of rescissions affected loans with total potential claim payments of approximately $160 million.

As previously reported, in the fourth quarter of 2012, the Company recorded an increase in its loss reserves of an aggregate of $100 million in connection with its determination that a settlement of this litigation with Countrywide and another settlement with another customer were probable under ASC 450-20.

On April 19, 2013, MGIC entered into separate settlement agreements with BANA and CHL, pursuant to which the parties will settle the Countrywide litigation as it relates to MGIC’s rescission and denial practices. These settlement agreements are attached as Exhibit 10.1 (the “BANA Agreement”) and Exhibit 10.2 (the “CHL Agreement” and together with the BANA Agreement, the “Agreements”) to this Report. The description of the Agreements below is only a summary of their provisions in general and, for example, does not describe all exceptions to such provisions that may apply under the Agreements.  Hence, the description is qualified in its entirety by reference to the text of the Agreements, which is incorporated herein by reference. The Company has requested confidential treatment on certain portions of the Agreements as indicated in such Exhibits.

The BANA Agreement covers loans which had been sold to the GSEs by CHL, including loans subsequently repurchased by BANA, as well as other CHL-originated loans currently owned by BANA or one of its affiliates.  Implementation of the BANA Agreement is subject to consent and approval by both GSEs. The CHL Agreement covers loans which were purchased by non-GSE investors, including securitization trusts (the “other investors”).  BANA is also a party to the CHL Agreement, but only as the servicer of the loans covered by the CHL Agreement, and CHL is a party to the BANA Agreement for certain specified purposes. The CHL Agreement will not be implemented until the implementation of the BANA Agreement and then will be implemented only as and to the extent that it is approved by or on behalf of the other investors. Both Agreements were subject to MGIC’s receipt of an interpretive letter, which has been received, from the Wisconsin Office of the Commissioner of Insurance (the “OCI”), to the effect that settlement agreements to resolve disputes with policyholders under which MGIC is obligated to pay claims only at the reduced amounts provided in such agreements are not subject to a prior OCI order that establishes a process to determine the excess capital of MGIC’s subsidiary MGIC Indemnity Corporation.

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The description in this paragraph and in the next paragraph assumes the Agreements are implemented. Under the Agreements, MGIC will pay an amount in cash to resolve past rescissions and certain denials of coverage related to the loans covered by the Agreements. Effective November 1, 2011 (the date MGIC voluntarily suspended rescissions on CHL-related loans), MGIC will waive certain of its rescission rights for matters related to loan origination, which historically have been the basis of substantially all of MGIC’s rescissions.  MGIC will be reimbursed by BANA and CHL for the difference between the claims MGIC paid in full from November 1, 2011 through implementation of the Agreements and the amount MGIC would have paid if the Agreements had then been implemented, subject in certain cases to utilization of other reimbursement mechanisms. For subsequent claims, MGIC will be responsible, on a net basis, for a reduced amount on mortgage insurance claims for the loans that are otherwise payable. The settlement payments by MGIC and an amount of cash payable by BANA and CHL on account of the reimbursement obligations under the Agreements are being placed into escrow pending implementation. The funds escrowed pursuant to the BANA Agreement will be disbursed as provided in the BANA Agreement when the BANA Agreement is implemented, and the funds escrowed pursuant to the CHL Agreement will be disbursed as provided in the CHL Agreement upon each implementation of the CHL Agreement following receipts of consents by or on behalf of the other investors and upon the conclusion of the period for obtaining such consents.

Under the Agreements, the parties are seeking to stay their pending arbitration proceedings. Upon implementation of the BANA Agreement, the pending arbitration proceedings concerning the loans covered by the BANA Agreement will be dismissed, and the parties will provide mutual releases. Upon obtaining a specified number of consents by or on behalf of the other investors and also upon the conclusion of the period in the CHL Agreement for obtaining consents by or on behalf of the other investors, all legal proceedings will be dismissed and the parties will provide mutual releases, in each case limited as to the loans held by the other investors that consent to the CHL Agreement.

The Agreements also specify certain future claims processing practices and provide each of BANA and CHL with an alternative dispute resolution process to govern MGIC’s future exclusions from coverage of the loans under the Agreements.

The Agreements also contain covenants, representations and warranties customary for transactions of this type as well as indemnification provisions.

The Agreements do not resolve assertions by Countrywide that MGIC has improperly curtailed numerous insurance coverage claims. Countrywide has asserted that the amount of disputed curtailments approximates $40 million. MGIC, BANA and CHL have separately agreed to mediate this matter and to enter into arbitration if the mediation does not resolve the matter.

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Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(10.1)
Confidential Settlement Agreement and Release dated as of April 19, 2013 (“BANA Agreement”), by and between Mortgage Guaranty Insurance Corporation and Bank of America, N.A. (as a successor to BAC Home Loans Servicing f/k/a Countrywide Home Loans Servicing LP), on its own behalf and as successor in interest by de jure merger to Countrywide Bank FSB, formerly Treasury Bank. Countrywide Home Loans, Inc. is also a party to the BANA Agreement solely to the extent specified in BANA Agreement. *

(10.2)
Confidential Settlement Agreement and Release dated as of April 19, 2013 (“CHL Agreement”), by and between Mortgage Guaranty Insurance Corporation, Countrywide Home Loans, Inc. and Bank of America, N.A., in its capacity as master servicer or servicer of Subject Loans (as defined in the CHL Agreement). *

*
Confidential treatment has been requested with respect to certain portions of these exhibits. These exhibits omit the information subject to this confidentiality request. Omitted portions have been filed separately with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date: April 25, 2013	By:	/s/ Jeffrey H. Lane
Jeffrey H. Lane
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

(10.1)
Confidential Settlement Agreement and Release dated as of April 19, 2013 (“BANA Agreement”), by and between Mortgage Guaranty Insurance Corporation and Bank of America, N.A. (as a successor to BAC Home Loans Servicing f/k/a Countrywide Home Loans Servicing LP), on its own behalf and as successor in interest by de jure merger to Countrywide Bank FSB, formerly Treasury Bank. Countrywide Home Loans, Inc. is also a party to the BANA Agreement solely to the extent specified in BANA Agreement. *

(10.2)
Confidential Settlement Agreement and Release dated as of April 19, 2013 (“CHL Agreement”), by and between Mortgage Guaranty Insurance Corporation, Countrywide Home Loans, Inc. and Bank of America, N.A., in its capacity as master servicer or servicer of Subject Loans (as defined in the CHL Agreement). *

*
Confidential treatment has been requested with respect to certain portions of these exhibits. These exhibits omit the information subject to this confidentiality request. Omitted portions have been filed separately with the Securities and Exchange Commission.